Exhibit 10.1

                                 LOAN AGREEMENT

                            Dated as of March 1, 1997

                                     Between

                             Manatee County, Florida

                                   ("Issuer")

                                       and

                           Trilectron Industries, Inc.

                                  ("Borrower")

                                   $3,000,000
                             Manatee County, Florida
               Industrial Development Revenue Bonds, Series 1997 A
               ---------------------------------------------------
                      (Trilectron Industries, Inc. Project)

                                       and

                                   $1,000,000
                             Manatee County, Florida
          Industrial Development Revenue Bonds, Series 1997 B (Taxable)
          -------------------------------------------------------------
                      (Trilectron Industries, Inc. Project)


CERTAIN RIGHTS OF THE ISSUER UNDER THIS AGREEMENT HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, FIRST UNION NATIONAL BANK OF FLORIDA, AS TRUSTEE, AND BRANCH BANKING AND TRUST COMPANY, AS CREDIT FACILITY TRUSTEE, UNDER A TRUST INDENTURE OF EVEN DATE HEREWITH BETWEEN THE ISSUER, THE TRUSTEE AND THE CREDIT FACILITY TRUSTEE, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME.


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                                TABLE OF CONTENTS

     PARTIES  .................................................................1
     RECITALS .................................................................1

     ARTICLE I - DEFINITIONS AND RULES OF CONSTRUCTION
     Section 1.1. DEFINITIONS..................................................1
     Section 1.2. RULES OF CONSTRUCTION........................................9

     ARTICLE II - REPRESENTATIONS
     Section 2.1. REPRESENTATIONS BY THE ISSUER...............................10
     Section 2.2. REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE BORROWER...12

     ARTICLE III - ACQUISITION OF THE PROJECT
     Section 3.1. ACQUISITION OF THE PROJECT..................................15
     Section 3.2. BORROWER TO OBTAIN APPROVALS REQUIRED FOR THE PROJECT.......15
     Section 3.3. PLANS AND SPECIFICATIONS....................................15

     ARTICLE IV - ISSUANCE OF THE BONDS; PROJECT FUND
     Section 4.1. AGREEMENT TO ISSUE THE BONDS................................15
     Section 4.2. DISBURSEMENT FROM THE PROJECT FUND..........................16
     Section 4.3. CLOSEOUT OF THE PROJECT FUND................................16
     Section 4.4. DISPOSITION OF THE BALANCE IN THE PROJECT FUND..............16
     Section 4.5. BORROWER REQUIRED TO PAY IN EVENT PROJECT FUND
                  INSUFFICIENT................................................16
     Section 4.6. NO THIRD PARTY BENEFICIARY..................................17

     ARTICLE V - LOAN BY THE ISSUER TO THE BORROWER; REPAYMENT
     Section 5.1. LOAN BY THE ISSUER; REPAYMENT...............................17
     Section 5.2. NO SET-OFF..................................................17
     Section 5.3. PREPAYMENTS.................................................18
     Section 5.4. CREDITS AGAINST THE NOTES...................................18
     Section 5.5. LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT................18

     ARTICLE VI - GENERAL COVENANTS
     Section 6.1. MAINTENANCE AND MODIFICATION OF THE PROJECT BY BORROWER.....19
     Section 6.2. TAXES AND UTILITY CHARGES...................................19
     Section 6.3. INSURANCE...................................................20
     Section 6.4. GENERAL REQUIREMENTS APPLICABLE TO INSURANCE................21
     Section 6.5. ADVANCES BY THE ISSUER OR THE TRUSTEE.......................21

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     Section 6.6. BORROWER TO MAKE UP DEFICIENCY IN INSURANCE COVERAGE........22
     Section 6.7. EMINENT DOMAIN..............................................22
     Section 6.8. APPLICATION OF NET PROCEEDS OF INSURANCE AND EMINENT
                  DOMAIN......................................................22
     Section 6.9. PARTIES TO GIVE NOTICE......................................23

     ARTICLE VII - SPECIAL COVENANTS
     Section 7.1. ACCESS TO THE PROJECT AND INSPECTION........................23
     Section 7.2. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS...............24
     Section 7.3. RECORDING AND FILING; OTHER INSTRUMENTS.....................24
     Section 7.4. NON-ARBITRAGE COVENANTS: NOTICE OF EVENT OF TAXABILITY......24
     Section 7.5. ADMINISTRATIVE EXPENSES.....................................25
     Section 7.6. INDEMNITY AGAINST CLAIMS....................................25
     Section 7.7. RELEASE AND INDEMNIFICATION.................................25
     Section 7.8. ADDITIONAL INFORMATION......................................26
     Section 7.9. CORPORATE EXISTENCE, SALE OF ASSETS, CONSOLIDATION
                  OR MERGER...................................................27
     Section 7.10. DEFAULT CERTIFICATES.......................................27
     Section 7.11. NOTIFICATION TO TRUSTEE AND CREDIT FACILITY TRUSTEE........27
     Section 7.12. SECONDARY MARKET DISCLOSURE................................27
     Section 7.13. OBSERVE LAWS...............................................28

     ARTICLE VIII - ASSIGNMENT, LEASING AND SELLING
     Section 8.1. ASSIGNMENT OF LOAN AGREEMENT OR LEASE OR SALE OF
                  PROJECT BY THE BORROWER.....................................28
     Section 8.2. RESTRICTIONS ON TRANSFER OF ISSUER'S RIGHTS.................28

     ARTICLE IX - EVENTS OF DEFAULT AND REMEDIES
     Section 9.1. EVENTS OF DEFAULT DEFINED...................................28
     Section 9.2. REMEDIES ON DEFAULT.........................................29
     Section 9.3. APPLICATION OF AMOUNTS REALIZED IN ENFORCEMENT OF REMEDIES..29
     Section 9.4. NO REMEDY EXCLUSIVE.........................................29
     Section 9.5. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES...............29
     Section 9.6. CORRELATIVE WAIVERS.........................................29

     ARTICLE X - PREPAYMENTS
     Section 10.1. OPTIONAL PREPAYMENTS.......................................29
     Section 10.2. MANDATORY PREPAYMENTS......................................29
     Section 10.3. OTHER MANDATORY PREPAYMENTS................................29

     ARTICLE XI - MISCELLANEOUS
     Section 11.1. REFERENCES TO THE BONDS INEFFECTIVE AFTER BONDS PAID.......29

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     Section 11.2. NO IMPLIED WAIVER..........................................29
     Section 11.3. ISSUER REPRESENTATIVE......................................29
     Section 11.4. BORROWER REPRESENTATIVE....................................29
     Section 11.5. NOTICES....................................................29
     Section 11.6. IF PAYMENT OR PERFORMANCE DATE IS OTHER THAN A
                   BUSINESS DAY...............................................29
     Section 11.7. BINDING EFFECT.............................................29
     Section 11.8. SEVERABILITY...............................................29
     Section 11.9. AMENDMENTS, CHANGES AND MODIFICATIONS......................29
     Section 11.10. EXECUTION IN COUNTERPARTS.................................29
     Section 11.11. APPLICABLE LAW............................................29
     Section 11.12. NO CHARGE AGAINST ISSUER CREDIT...........................29
     Section 11.13. ISSUER NOT LIABLE.........................................29
     Section 11.14. EXPENSES..................................................29
     Section 11.15. AMOUNTS REMAINING WITH THE TRUSTEE........................29

                                 LOAN AGREEMENT

         This LOAN AGREEMENT, dated as of March 1, 1997, between MANATEE COUNTY, FLORIDA, a political subdivision and body corporate and politic of the State of Florida (the "Issuer"), and TRILECTRON INDUSTRIES, INC., a New York corporation (the "Borrower").


                                  WITNESSETH:

         In consideration of the respective representations and agreements contained herein, the parties hereto, recognizing that under the Act (as hereinafter defined) this Loan Agreement shall not in any way obligate the State of Florida (herein, the "State") or any political subdivision thereof, including, without limitation, the Issuer or any other political subdivision thereof, to raise any money by taxation or use other public moneys for any purpose in relation to the Project (as hereinafter defined) and that neither the State nor any political subdivision thereof, including, without limitation, the Issuer, shall pay or promise to pay any debt or meet any financial obligation to any person at any time in relation to the Project, except from moneys received or to be received under the provisions of this Loan Agreement, the Notes and from the Credit Facility Issuer under a Credit Facility (each as hereinafter defined) or derived from the exercise of the rights of the Issuer hereunder and thereunder, agree as follows:

                                    ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION

         Section 1.1. DEFINITIONS. In addition to words and terms elsewhere defined in this Loan Agreement or in the Indenture, the following words and terms shall have the following meanings:

         "Acquisition", when used in connection with the Project, shall mean, without limitation, the acquisition, construction, installation and equipping of the Project.

         "Act" shall mean the Florida Constitution, Part II and Part VII of Chapter 159, Florida Statutes, as amended and supplemented, and other provisions of applicable law.

         "Administrative Expenses" shall mean the amounts payable pursuant to
Section 7.5 hereof by the Borrower to or for the account of the Issuer to provide for payment of the costs and expenses incurred by the Issuer.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through

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

the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Alternate Credit Facility" shall mean an irrevocable direct pay letter of credit, insurance policy or similar credit enhancement or support facility for the benefit of the Trustee, the terms of which Alternate Credit Facility shall in all respects material to the Bondholders be the same (except for the term set forth in such Alternate Credit Facility) as the Letter of Credit. Notwithstanding the foregoing, an Alternate Credit Facility shall be deemed to be of the same credit quality as the Letter of Credit if the long-term rating of the Credit Facility Issuer is rated at least investment grade by either Moody's or S&P.

         "Bank" shall mean First Union National Bank of Florida, the issuer of the Letter of Credit and shall also mean "Credit Facility Issuer" with respect to an Alternate Credit Facility.

         "Bond" or "Bonds" shall mean collectively Manatee County, Florida Industrial Development Revenue Bonds, Series 1997 A (Trilectron Industries, Inc. Project) (herein, the "Series A Bonds") and Manatee County, Florida Industrial Development Revenue Bonds, Series 1997 B (Taxable) (Trilectron Industries, Inc. Project) (herein the "Series B Bonds") authorized to be issued pursuant to a resolution of the Issuer in accordance with the terms and provisions of the Indenture in the aggregate principal amount of $3,000,000 with respect to the Series A Bonds and $1,000,000 with respect to the Series B Bonds, including such Bonds issued in replacement for mutilated, destroyed, lost or stolen Bonds pursuant to Section 211 of the Indenture, and any amendments and supplements thereto, and any renewals and extensions thereof, permitted by the Indenture. The term "Bonds" also means the Series C Bonds when and if the original Series B Bonds are currently refunded with the proceeds of the Series C Bonds pursuant to the provisions of Section 706 of the Indenture and the Tax-Exempt Supplement.

         "Bond Documents" shall mean collectively the Indenture, the Bonds, this Loan Agreement, the Series A Note, the Series B Note, the Series C Note when and if the Series B Note is prepaid with the proceeds of the Series C Note, the Mortgage, the Security Agreement, the Letter of Credit Documents, the Placement Agreement, the Tender Agency Agreement and the Remarketing Agreement.

         "Bondholder" or "Bondholders" or "owner of Bonds" or "owners of Bonds" shall mean the initial owner or owners and any future owner or owners of the Bond or Bonds as registered on the books and records of the Bond Registrar pursuant to Section 204 of the Indenture.

         "Bond Fund" shall mean the fund created under Section 502 of the Indenture.

         "Borrower" shall mean, with respect to this Loan Agreement, Trilectron Industries, Inc., a New York corporation, and its successors and assigns and any surviving, resulting or transferee corporation or other entity.


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


         "Borrower Representative" shall mean any one of the persons at the time designated to act on behalf of the Borrower by the written certificate furnished to the Issuer and the Trustee containing the specimen signatures of such persons and signed on behalf of the Borrower by the President or any duly authorized Vice President of the Borrower.

         "Business Day" shall mean a day upon which banks in the State of North Carolina and in the State are open for the transaction of business of the nature required pursuant to this Loan Agreement and the Indenture.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the related regulations, rulings and procedures issued by the Internal Revenue Service or its successors.

         "Completion Date" shall mean that date certified by the Borrower under
Section 4.3 hereof.

         "Consistent Basis" shall mean, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Trustee and the Credit Facility Issuer.

         "Cost of Acquisition of the Project" shall mean the costs and allowances for the Acquisition of the Project which are permitted under Section
159.27 of the Act and which include, but are not limited to, all capital costs of the Project, including the following:

         1. The Acquisition of the Project at the Project Site;

         2. Preparation of the plans and specifications, if any, for the Project (including any preliminary study or plan of the Project or any aspect thereof), any labor, services, materials and supplies used or furnished in the Acquisition of the Project, the acquisition and installation necessary to provide utility services or other services and all real and tangible personal property deemed necessary by the Borrower in connection with the Project;

         3. The fees for architectural, engineering, supervisory and consulting, services in connection with the Acquisition of the Project;

         4. To the extent they shall not be paid by a contractor, the premiums of all insurance and surety and performance bonds required to be maintained in connection with the Acquisition of the Project;

         5. Any fees and expenses in connection with the acquisition, perfection and protection of title to the Project Site and any fees and expenses incurred in connection with the preparation, recording or filing of such documents,

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


            instruments or financing statements as either the Borrower, the Issuer or the Trustee may deem desirable to perfect or protect the rights of the Issuer or the Trustee under this Loan Agreement, the Notes, the Indenture, the Bonds and the Letter of Credit Documents;

         6. The legal, accounting, initial Trustee and Credit Facility Trustee fees and expenses and financial advisory fees and expenses, filing fees, and printing and engraving costs incurred in connection with the authorization, issuance, sale and purchase of the Bonds, and the preparation of this Loan Agreement, the Notes, the Indenture, the Bonds, the Letter of Credit Documents, the Tender Agency Agreement and the Remarketing Agreement and all other documents in connection with the authorization, issuance and sale of the Bonds; and

         7. Any administrative or other fees charged by the Issuer, Governing Board, the State Board or reimbursement thereto of expenses, in connection with the Project to the Completion Date.

         "Counsel" shall mean an attorney or a firm of attorneys acceptable to the Trustee, and may, but need not, be counsel to the Issuer, the Credit Facility Issuer or the Borrower.

         "Credit Facility" shall mean the Letter of Credit or any Alternate Credit Facility delivered to the Credit Facility Trustee.

         "Credit Facility Issuer" shall mean the Bank with respect to the Letter of Credit and the institution issuing any Alternate Credit Facility.

         "Credit Facility Trustee" shall mean the banking institution at the time serving as Credit Facility Trustee under the Indenture, if any.

         "Determination of Taxability" shall be applicable only to the Series A Bonds and the Series C Bonds when and if the Series B Bonds are currently refunded with the proceeds of the Series C Bonds and shall be defined as and shall be deemed to have occurred on the first to occur of the following:

              (1) on that date when the Borrower files any statement, supplemental statement or other tax schedule, return or document (whether pursuant to Treasury Regulations ss. 1.103-10(b)(2)(vi), as the same may be amended or supplemented, or otherwise) which discloses that an Event of Taxability shall have in fact occurred;

              (2) on that date when any Bondholder or former Bondholder notifies the Borrower or the Trustee that it has received a written opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. or such other Bond Counsel acceptable to the Issuer and the Borrower, to the effect that an Event of Taxability shall have occurred unless, within 180 days after receipt by the Borrower of such notification from the

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              Trustee, any Bondholder or any former Bondholder, the Borrower shall obtain and deliver to the Trustee and each Bondholder and former Bondholder a favorable ruling or determination letter issued to or on behalf of the Borrower by the Commissioner or any District Director of Internal Revenue (or any other government official exercising the same or a substantially similar function from time to time) to the effect that, after taking into consideration such facts as form the basis for the opinion that an Event of Taxability has occurred, an Event of Taxability shall not have occurred;

              (3) on that date when the Borrower shall be advised in writing by the Commissioner or any District Director of Internal Revenue (or any other government official or agent exercising the same or a substantially similar function from time to time) that, based upon filings of the Borrower, or upon any review or audit of the Borrower, or upon any other ground whatsoever, an Event of Taxability shall have occurred;

              (4) on that date when the Borrower shall receive notice in writing from any Bondholder or former Bondholder, or from the Trustee, that the Internal Revenue Service (or any other government agency exercising the same or a substantially similar function from time to time) has assessed as includable in the gross income of any Bondholder or former Bondholder the interest on such Bondholder's or former Bondholder's Bond for federal income tax purposes due to the occurrence of an Event of Taxability;

         provided, however, no Determination of Taxability shall occur under subparagraph (3) or (4) hereof unless the Borrower has been afforded the opportunity, at its expense, to contest any such assessment or unfavorable ruling and, further, no Determination of Taxability shall occur until such contest, if made, has been finally determined.

         "Eminent Domain" shall mean the taking of title to, or the temporary use of, the Project or any part thereof pursuant to eminent domain or condemnation proceedings, or any voluntary conveyance of any part of the Project during the pendency of, or as a result of a threat of, such proceedings.

         "Equipment" shall mean all of the fixtures (including all leasehold improvements), machinery, equipment and other items of tangible personal property now owned or hereafter acquired by the Borrower and located or to be located on or affixed to the Project Site, together with all substitutions therefor and all repairs, renewals and replacements thereof.

         "Event of Default" or "Default" shall have the meaning set forth in
Section 9.1 hereof.

         "Event of Taxability" shall be applicable only to the Series A Bonds and the Series C Bonds when and if the Series B Bonds are currently refunded with the proceeds of the Series C Bonds and shall mean a change in law or fact or the interpretation thereof, or the occurrence or existence of any fact, event or circumstance (including, without limitation, the issuance of obligations or the incurring of capital expenditures in excess of those permitted by Sections 144(a)(4)(A) of the Code, or the taking of any action by the Borrower, or the failure to take any

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action by the Borrower, or the making by the Borrower of any misrepresentation herein or in any certificate required to be given in connection with the issuance, sale or delivery of the Bonds) which has the effect of causing the interest paid or payable on any Bond (other than "Series B Bonds") to become includable in the gross income of any Bondholder or former Bondholder for federal income tax purposes other than a Bondholder or former Bondholder who is or was a "substantial user" or "related person" as such terms are used in
Section 147(a) of the Code.

         "Generally Accepted Accounting Principles" shall mean those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board and its predecessors or pronouncements of the American Institute of Certified Public Accountants or those principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented and amended.

         "Governing Board" shall mean the Board of County Commissioners of Manatee County, Florida and any successor thereto as the governing body of the Issuer.

         "Government Obligations" shall mean (i) direct obligations of the United States of America, (ii) obligations unconditionally guaranteed by the United States of America, and (iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clause (i) or (ii) above the full and timely payment of which securities, receipts or obligations is unconditionally guaranteed by the United States of America.

         "Indenture" shall mean the Trust Indenture of even date herewith by and among the Issuer, the Trustee and the Credit Facility Trustee, together with any amendments or supplements thereto permitted thereby including but not limited to the Tax-Exempt Supplement.

         "Issuer" shall mean Manatee County, Florida, a political subdivision of the State, and its successors and assigns and any body resulting from or surviving any consolidation or merger to which it or its successors may be a party.

         "Issuer Representative" shall mean any one of the persons at the time designated to act on behalf of the Issuer by written certificate furnished to the Borrower and the Trustee containing the specimen signatures of such persons and signed on behalf of the Issuer by its Chairman or Vice Chairman.

         "Letter of Credit" shall mean the irrevocable direct pay letter of credit dated March ___, 1997 in the amount of $4,200,000 issued by the Bank, including any extensions thereof.


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         "Letter of Credit Documents" shall mean the Letter of Credit, the
Reimbursement Agreement, the Pledge Agreement, Mortgage and other security documents referred to in the Reimbursement Agreement.

         "Loan Agreement" shall mean this Loan Agreement and any amendments and supplements hereto or thereto permitted by the Indenture.

         "Mortgage" shall mean that certain Mortgage and Security Agreement dated as of March 1, 1997 from the Borrower to the Issuer and the Bank, as their interests may appear.

         "Net Proceeds" when used with respect to any insurance proceeds or award resulting from, or other amount received in connection with, Eminent Domain shall mean the gross proceeds from such proceeds, award or other amount, less all expenses (including attorneys' fees) incurred in the realization thereof.

         "Notes" shall mean collectively, the Series A Note, the Series B Note and the Series C Note when and if the Series B Note is prepaid with the proceeds of the Series C Note all given by the Borrower pursuant to Section 5.1 of this Loan Agreement, substantially in the forms of Exhibit A attached hereto, with respect to the Series A Note, Exhibit B attached hereto, with respect to the Series B Note, and Exhibit C attached hereto, with respect to the Series C Note.

         "Official Action" shall mean the action taken by the Governing Board on August 27, 1996 and January 28, 1997 in adopting resolutions authorizing the issuance of the Bonds, subject to the terms of such resolutions.

         "Overdue Rate" shall mean the Prime Rate plus three percent per annum or the maximum rate permitted by law, whichever is lower.

         "Payment of the Bonds" shall mean payment of (i) the principal of and interest on the Bonds in accordance with their terms whether through payment at maturity, upon acceleration or prepayment, (ii) all amounts due as Administrative Expenses or otherwise, and (iii) any and all other liabilities and obligations arising under the Indenture and this Loan Agreement; in any case, in such a manner that all such amounts due and owing with respect to the Bonds shall have been paid.

         "Permitted Encumbrances" shall mean, as of any particular time, "Permitted Liens," as defined in the Reimbursement Agreement.

         "Person" shall mean an individual, partnership, corporation, trust, unincorporated organization, association, joint venture, joint-stock company, or a government or agency or political subdivision thereof.

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         "Placement Agreement" shall mean the letter agreement dated the date of issuance of the Bonds among the Borrower, First Union National Bank of North Carolina, as Placement Agent and the Issuer, providing for the initial placement of the Bonds. "Placement Agreement" shall also mean the offering document used in connection with the issuance of the Series C Bonds.

         "Placement Memorandum" shall mean the Private Placement Memorandum dated the date of issuance of the Bonds (including the Series C Bonds when and if issued), including the cover page and all appendices thereto.

         "Plans and Specifications" shall mean the plans and specifications used in the Acquisition of the Project, as the same may be revised from time to time by the Borrower in accordance with Section 3.3 hereof.

         "Pledge Agreement" shall mean the Pledge Agreement of even date herewith between the Borrower and the Bank, and any amendments or supplements thereto.

         "Prime Rate" shall mean the rate of interest per annum announced by First Union National Bank of Florida at its principal office in Jacksonville, Florida from time to time to be its prime rate.

         "Project" shall mean the acquisition of an approximately 18 acre site in the County, constituting the Project Site, and the acquisition, construction and equipping of a new facility totaling approximately 75,000 square feet to be used by the Borrower in the manufacturing of aviation ground support equipment, and electronic components used by commercial and military organizations, all to be located on the Project Site.

         "Project Site" shall mean the real property located in Manatee County, Florida, more particularly described in Exhibit D attached hereto and by reference made a part hereof, upon which the Plant and Equipment are located.

         "Reimbursement Agreement" shall mean the Letter of Credit and Reimbursement Agreement of even date herewith between the Borrower and the Bank, as such agreement may be amended from time to time and filed with Trustee and the Credit Facility Trustee, and any agreement of the Borrower, with a Credit Facility Issuer setting forth the obligations of the Borrower, to such Credit Facility Issuer arising out of any payments under a Credit Facility and which provides that it shall be deemed to be a Reimbursement Agreement for the purposes of the Indenture.

         "Remarketing Agent" shall mean First Union National Bank of North Carolina, acting through its Capital Markets Group as remarketing agent, or any successor in such capacity.

         "Remarketing Agreement" shall mean the Remarketing Agreement of even date herewith between the Borrower and the Remarketing Agent.

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         "Security Agreement" shall mean that certain Security Agreement dated as of March 1, 1997, from the Borrower to the Issuer and the Bank, as their interests may appear.

         "Series C Bonds" shall mean the Issuer's Industrial Development Revenue Refunding Bonds, Series 1997 C (Trilectron Industries, Inc. Project) issued in the principal amount of the Series B Bonds pursuant to the provisions of Section 706 of the Indenture and the Tax-Exempt Supplement.

         "Series A Note" shall mean the promissory note given by the Borrower pursuant to Section 5.1 of this Loan Agreement, substantially in the form of Exhibit A attached hereto.

         "Series B Note" shall mean the promissory note given by the Borrower pursuant to Section 5.1 of this Loan Agreement, substantially in the form of Exhibit B attached hereto.

         "Series C Note" shall mean the promissory note given by the Borrower pursuant to Section 5.1 of this Loan Agreement substantially in the form of Exhibit C attached hereto.

         "State" shall mean the State of Florida.

         "Tax Certificate" shall mean the Arbitrage Certificate delivered by the Issuer and the Borrower as of the date of, and in connection with, the issuance and sale of the Bonds.

         "Tax-Exempt Supplement" shall mean that certain supplemental indenture to the Indenture to be executed, in connection with the issuance of the Series C Bonds, by the Trustee, the Credit Facility Trustee and the Issuer pursuant to the terms and provisions of Section 706 and Section 1301 of the Indenture.

         "Tender Agency Agreement" shall mean the Tender Agency Agreement of even date herewith among the Borrower, the Trustee and the Tender Agent.

         "Tender Agent" shall mean First Union National Bank of Florida and its successors as provided in Section 1202 of the Indenture.

         "Trustee" shall mean the banking institution at the time serving as Trustee under the Indenture.

         Section 1.2. RULES OF CONSTRUCTION.

         (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders, and words of the neuter gender shall be deemed and construed to include correlative words of the masculine and feminine genders.

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         (b) The table of contents, captions and headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

         (c) All references herein to particular articles or sections are references to articles or sections of this Loan Agreement unless some other reference is established.

         (d) All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         (e) All references herein to the Borrower shall be deemed to refer to each of the Persons if more than one are described by such term and any agreement, obligation, duty or liability of the Borrower shall be a joint and several agreement, obligation, duty or liability of each of the Persons so described by such term.

         (f) Any terms not defined herein but defined in any of the other Bond Documents shall have the same meaning herein.

         (g) All references herein to the Code or any particular provision or section thereof shall be deemed to refer to any successor, or successor provision or section, thereof, as the case may be.

                                   ARTICLE II

                                 REPRESENTATIONS

         Section 2.1. REPRESENTATIONS BY THE ISSUER. The Issuer represents and warrants as follows:

         (a) The Issuer is a political subdivision of the State.

         (b) Under the provisions of the Act, the Issuer is duly authorized to enter into, execute and deliver the Bond Documents to which it is a party, to undertake the transactions contemplated by the Bond Documents to which it is a party and to carry out its obligations hereunder and thereunder.

         (c) The Issuer proposes to issue the Bonds in the aggregate principal amount of $4,000,000 to finance all or a portion of the Project.

         (d) By duly adopted resolution, the Issuer has duly authorized the execution, delivery and performance of the Bond Documents to which it is a party, including the borrowing under, issuance and performance of the Bonds and (as security for the Bonds) the pledge of the Notes, endorsed without recourse to the order of the Trustee, to the Trustee. The Issuer also has duly authorized the execution, delivery and performance of the Placement Agreement and has approved the sections which describe the Issuer or relate to the Issuer in the Private Placement Memorandum.

         (e) The Bonds will be issued under and pursuant to the Indenture and will mature, bear interest, and have the other terms and provisions set forth or provided for in the Indenture.

         (f) The execution and delivery of and performance under the Bond Documents to which the Issuer is a party and the Placement Agreement will not conflict with, or constitute a breach of or default under, or require any consent pursuant to any law or regulation presently applicable to the Issuer (except for such consents and approvals as have heretofore been obtained), any order of any court, regulatory body or arbitral tribunal or any agreement or instrument to which the Issuer is party or by which it is bound.

         (g) To the best knowledge of the Issuer, there are no judicial, regulatory or arbitral proceedings pending or threatened against the Issuer which, if decided adversely to the Issuer, would have a material adverse effect on the issuance and sale of the Bonds or any of the transactions of the Issuer in connection therewith.

         (h) When duly executed and delivered on behalf of the Issuer, and assuming the due authorization, execution and delivery by the Borrower of this Loan Agreement, and the due authorization, execution and delivery by the Trustee and the Credit Facility Trustee of the Indenture, each of the Bond Documents to which the Issuer is a party shall constitute a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except that enforceability may be limited by applicable bankruptcy or insolvency laws or by general principals of equity.

         (i) Neither the representations of the Issuer contained in this Loan Agreement or the Indenture nor any written statement relating to the Issuer furnished to the original purchasers of the Bonds by or on behalf of the Issuer in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

         (j) The Issuer will not enter into any agreement or instrument which might in any way prevent or materially impair its ability to perform its obligations under the Bond Documents while it is a party thereto.

         (k) So long as any Bonds shall remain unpaid, the Issuer will not, without the written consent of the Trustee: (1) take any action which, directly or indirectly, adversely affects its existence or status as a political subdivision under the laws of the State, (2) take any action which would adversely affect the exclusion from gross income for federal income tax purposes of interest on the Series A Bonds and the Series C Bonds when and if issued, or
(3) pledge any
interest in this Loan Agreement, or the amounts to be derived therefrom, other than as contemplated by the Indenture.

         Section 2.2. REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE BORROWER.

         The Borrower represents, warrants and covenants as follows:

         (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is qualified to do business in the State, has legal authority to enter into and to perform the agreements and covenants on its part contained in the Bond Documents to which it is a party, the Placement Agreement and the approval of the sections and exhibits of the Private Placement Memorandum pertaining to the Borrower, and has duly authorized the execution, delivery and performance of the Bond Documents to which it is a party.

         (b) The borrowing under the Notes, the execution and delivery of this Loan Agreement and the other Bond Documents to which it is a party, the Placement Agreement and the approval of the sections and exhibits of the Private Placement Memorandum pertaining to the Borrower, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of or compliance with the terms and conditions hereof and thereof do not and will not violate, conflict with or constitute a breach of or default under or require any consent (except for such consents and approvals as have heretofore been obtained) pursuant to the Articles of Incorporation or Bylaws of the Borrower, any law or regulation of the United States, the State of New York or the State or, to the best knowledge of the Borrower, of any other jurisdiction presently applicable to the Borrower, any order of any court, regulatory body or arbitral tribunal or any agreement or instrument to which the Borrower is a party or by which it or any of its property is bound.

         (c) The Borrower will cause the proceeds of the Bonds to be applied to the Acquisition of the Project.

         (d) Capital expenditures in connection with the Acquisition of the Project, including the letting of purchase orders for components thereof, did not occur sooner than 60 days prior to August 27, 1996, other than capital expenditures which the Borrower does not intend to be reimbursed for from the proceeds of the Bonds.

         (e) The Borrower shall operate the Project as a manufacturing facility until Payment of the Bonds.

         (f) The Project is a "project" within the meaning of the Act.

         (g) The Project is located wholly in the unincorporated area of Manatee County, Florida.

         (h) Assuming due authorization, execution and delivery by the other parties thereto, when executed and delivered, the Bond Documents to which the Borrower is a party, and the Placement Agreement will be the valid and binding obligations or agreements of the Borrower enforceable in accordance with their respective terms, subject to limitations imposed by general principles of equity affecting the remedies provided for in the Bond Documents.

         (i) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body now pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any properties or rights of the Borrower which, if adversely determined, would materially impair the right of the Borrower to carry on its business substantially as now conducted or would materially adversely affect the financial condition, business or operations of the Borrower or the transactions contemplated by, or the validity of, any of the Bond Documents, or the Placement Agreement.

         (j) The Borrower has filed all applicable federal, state and local tax returns which are required to be filed by it and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, and no controversy in respect of additional income taxes, state or federal, of the Borrower is pending or, to the knowledge of the Borrower, threatened which has not heretofore been disclosed in writing to the Trustee and which, if adversely determined, would materially and adversely affect the financial condition or operations of the Borrower.

         (k) Neither the Bond Documents to which the Borrower is a party nor the Tax Certificate contains any misrepresentation or untrue statement of fact or omits to state a material fact necessary in order to make any such representation or statement contained therein not misleading.

         (l) The Borrower possesses all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business as now conducted, without known conflict with any patent, license, trademark, trade name or copyrights of any other Person.

         (m) The Project Site is properly zoned, and its intended use and the operation of the Project comply with the uses permitted by applicable zoning regulations.

         (n) No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution, delivery and performance by the Borrower of the Bond Documents to which it is a party which has not heretofore been obtained.

         (o) The Borrower represents that it has not made any commitment or taken any action which will result in a valid claim for any finders' or similar fees or commitments in respect of the transactions described in this Loan Agreement.

         (p) None of the proceeds of the Bonds will be used directly or indirectly as working capital or to finance inventory.

         (q) The Borrower will not take or omit to take any action which action or omission will in any way cause the proceeds of the Bonds to be applied in a manner contrary to that provided in the Indenture.

         (r) The Borrower has not taken and will not take any action and knows of no action that any other person, firm or corporation has taken or intends to take, which would cause interest on the Series A Bonds and the Series C Bonds, when and if issued, to be includable in the gross income of the recipients thereof for federal income tax purposes. The representations, certifications and statements of reasonable expectation made by the Borrower in the Tax Certificate and relating to bond maturity and average asset economic life, use of Bond proceeds, arbitrage and related matters are hereby incorporated by this reference as though fully set forth herein.

         (s) The Borrower has good and marketable title in its fee interest in the Project Site.

         (t) The Borrower's obligations under the Loan Agreement, the Notes and the Reimbursement Agreement are general obligations of the Borrower.

         (u) The Borrower's assets exceed its liabilities.

         (v) As of the date hereof, neither the Borrower, nor to its knowledge anyone acting on behalf of the Borrower, has entered into negotiations with any person for the purpose of undertaking any borrowing concurrently with or subsequent to the issuance of the Bonds and to be secured wholly or partially by a lien or encumbrance on the Project or any part thereof, and the Borrower has no intention of undertaking any such borrowing.

         (w) The Borrower is financially responsible and fully capable and willing to fulfill its obligations under this Loan Agreement within the meaning of Section 159.29(2) of the Act.

         (x) The Borrower has reviewed the Indenture and agrees to the terms thereof.

         All of the above representations, warranties and covenants shall survive the execution of this Loan Agreement and the issuance of the Note.

                                   ARTICLE III

                           ACQUISITION OF THE PROJECT

         Section 3.1. ACQUISITION OF THE PROJECT. The Borrower shall complete the Acquisition of the Project with all reasonable dispatch, delays incident to strikes, riots, acts of God or the public enemy or any delay beyond its reasonable control only excepted, in accordance with the Plans and Specifications; provided, however, that if completion of such Acquisition is delayed for any reason, there shall be no diminution in or postponement of the payments to be made by the Borrower pursuant to the Notes or Sections 5.1, 7.4, 7.5, 7.6, 7.7 and 11.14 hereof.

         Section 3.2. BORROWER TO OBTAIN APPROVALS REQUIRED FOR THE PROJECT. The Borrower shall obtain or cause to be obtained all necessary permits and approvals for the Acquisition of the Project and the operation and maintenance of the Equipment and shall comply with all lawful requirements of any governmental body regarding the use or condition of the Equipment, the Project Site. The Borrower may, however, contest any such requirement by an appropriate proceeding diligently prosecuted.

         Section 3.3. PLANS AND SPECIFICATIONS. The Borrower shall maintain a set of Plans and Specifications at the Project Site which shall be available to the Issuer, the Trustee and the Bondholders for inspection and examination during the Borrower's regular business hours, and the Issuer and the Borrower agree that the Borrower may supplement, amend and add to the Plans and Specifications, and that the Borrower shall be authorized to omit or make substitutions for components of the Project, without approval of the Issuer, provided that no such change shall be made which shall be contrary to the representations made in Section 2.2 hereof or the provisions of Article IX hereof, and provided further that if any such change would render materially incorrect or incomplete the description of the initial components of the Project or the description of the Project Site as set forth in Exhibit D to this Loan Agreement, the Borrower and the Issuer shall amend such Exhibit D to reflect such change, upon receipt by the Issuer and the Trustee of an opinion of Bond Counsel that such change will not result in an Event of Taxability. No approval of the Issuer or the Trustee shall be required for the acquisition of the Project or for the solicitation, negotiation, award or execution of contracts relating thereto.

                                   ARTICLE IV

                       ISSUANCE OF THE BONDS; PROJECT FUND

         Section 4.1. AGREEMENT TO ISSUE THE BONDS. To provide funds for Project, the Issuer agrees that it will sell, issue and deliver the Bonds in the aggregate principal amount of $4,000,000 in the manner set forth in the Indenture and cause the proceeds of the Bonds to be applied as provided in the Indenture. Upon receipt of private activity allocation from the State in an amount at least equal to the then Outstanding principal amount of the original Series B

Bonds and satisfaction of any other requirements under the Code, the Issuer agrees to use its best efforts to issue the Series C Bonds to currently refund the Series B Bonds pursuant to the provisions of Section 706 of the Indenture and the Tax-Exempt Supplement.

         Section 4.2. DISBURSEMENT FROM THE PROJECT FUND. All payments from the Project Fund to pay the Cost of Acquisition of the Project or to reimburse the Borrower for any Cost of Acquisition of the Project paid or incurred by the Borrower before or after the execution and delivery of this Agreement and the issuance and delivery of the Series A Bonds but only after the sixtieth (60th) day prior to August 27, 1996, shall be made by the Issuer pursuant to the Indenture upon receipt by the Trustee of a requisition and certificate substantially in the form of Exhibit A attached to the Indenture.

         Section 4.3. CLOSEOUT OF THE PROJECT FUND. The Completion Date for the Project shall be promptly established and evidenced to the Trustee and the Bank and shall be the date on which the Borrower Representative delivers to the Trustee and the Bank a certificate stating that, except for the amounts retained by the Trustee at the Borrower's direction for any Cost of Acquisition of the Project not then due and payable, the Acquisition of the Project has been completed substantially in accordance with the Plans and Specifications, if any, and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties that exist at the date of such certificate or that may subsequently come into being.

         Section 4.4. DISPOSITION OF THE BALANCE IN THE PROJECT FUND. Pursuant to the Indenture, as soon as practicable after, and in any event within sixty
(60) days from, the Trustee's receipt of the certificate mentioned in Section
4.3 hereof all amounts remaining in the Project Fund, including any unliquidated investments made with money theretofore deposited in the Project Fund except for amounts to be retained in the Project Fund for any Cost of Acquisition of the Project not then due and payable as provided in Section 4.3 hereof, shall be transferred by the Trustee to the Bond Fund and shall be applied to the prepayment of the principal installments of the Bonds in accordance with the terms of the Indenture.

         Section 4.5. BORROWER REQUIRED TO PAY IN EVENT PROJECT FUND INSUFFICIENT. In the event the moneys in the Project Fund should not be sufficient to pay the total cost of the Project, the Borrower agrees to complete the Project and to pay that portion of such cost in excess of the moneys available therefor in the Project Fund. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, THAT THE MONEYS PAID INTO THE PROJECT FUND AND AVAILABLE FOR PAYMENT OF THE COST OF THE PROJECT WILL BE SUFFICIENT TO PAY THE TOTAL COST OF THE PROJECT. The Borrower agrees that if, after exhaustion of the moneys in the Project Fund, the Borrower should pay any portion of the total cost of Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer, the Bank, the Trustee, the Credit Facility Trustee or any Bondholder and it shall not be entitled to any abatement or diminution of the payments required to be made by the Borrower pursuant to the Note or Section 5.1 hereof.

         Section 4.6. NO THIRD PARTY BENEFICIARY. Except with respect to the Bank, it is specifically agreed between the parties executing this Loan Agreement that it is not intended by any of the provisions of any part of this Loan Agreement to establish in favor of the public or any member thereof, other than as may be expressly provided herein or as contemplated in the Indenture, the rights of a third party beneficiary hereunder, or to authorize anyone not a party to this Loan Agreement to maintain a suit for personal injuries or property damage pursuant to the terms or provisions of this Loan Agreement. The duties, obligations, and responsibilities of the parties to this Loan Agreement with respect to third parties shall remain as imposed by law except that if deemed necessary by the Trustee, the Bank or the Issuer shall, if indemnified to its satisfaction for all liabilities and costs relating thereto, institute and pursue such actions as directed by the Borrower in writing with the written approval of the Bank against contractors, subcontractors, and suppliers relating to the construction of the Project.

                                    ARTICLE V

                  LOAN BY THE ISSUER TO THE BORROWER; REPAYMENT

         Section 5.1. LOAN BY THE ISSUER; REPAYMENT. Upon the terms and conditions of this Loan Agreement, the Issuer shall lend to the Borrower the proceeds of the sale of the Series A Bonds and Series B Bonds. The loan shall be evidenced by and repayable as set forth in the Notes. The loan shall be made by depositing said proceeds in the Project Fund in accordance with the terms of the Indenture.

         As consideration for the issuance of the Series A Bonds and Series B Bonds and the making of the loan to the Borrower by the Issuer, the Borrower will execute and deliver this Loan Agreement and the Series A Note and Series B Note, in the form attached as Exhibit A hereto and Exhibit B hereto, respectively, and the Issuer will endorse the Series A Note and Series B Note without recourse to the order of, and pledge the Series A Note and the Series B Note and assign this Loan Agreement (subject to certain reserved rights described in the Indenture), the Series A Note and Series B Note to, the Trustee, as the assignee of the Issuer under the Indenture, contemporaneously with the issuance of the Series A Bonds and Series B Bonds. The Borrower shall repay the loan in accordance with the provisions of the Notes and of this Loan Agreement. If the Issuer shall issue the Series C Bonds pursuant to the provisions of the Indenture, the Issuer shall instruct the Trustee to surrender to the Borrower the Series B Note in exchange for the Series C Note, in the principal amount of then Outstanding principal amount of the Series B Note and in the form attached hereto as Exhibit C endorsed without recourse by the Issuer.

         Section 5.2. NO SET-OFF. The obligation of the Borrower to make the payments required by the Notes shall be absolute and unconditional. The Borrower will pay without abatement, diminution or deduction (whether for taxes or otherwise) all such amounts regardless of any cause or circumstance whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim that the Borrower may have or assert against the Issuer, the Trustee, the Credit Facility Trustee, any Bondholder or any other Person.

         Section 5.3. PREPAYMENTS. The Borrower may prepay all or any part of the amounts the Series A Note obligates it to pay as provided in Section 701 of the Indenture with respect to prepayment of the Bonds. Except as provided in this Section 5.3 and in Sections 4.4, 10.1(b), 10.2 and 10.3, the Borrower shall not be entitled to prepay the Notes or cause the Bonds to be prepaid. The Borrower shall prepay all of the amounts it is required to prepay as provided in Sections 10.2 and 10.3 hereof. If and when the Series C Bonds are issued, the Borrower shall be deemed to have applied the proceeds therefrom loaned to it pursuant to this Loan Agreement to the prepayment of the Series B Note. Any accrued interest due and owing on the Series B Note at the time of such prepayment shall be paid by the Borrower from its own funds or by a draw under the Credit Facility. Simultaneously with the issuance of the Series C Bonds, the Borrower shall deliver the Series C Note to the Issuer.

         Section 5.4. CREDITS AGAINST THE NOTES. To the extent that principal of or interest on the Bonds shall be paid, including those payments made pursuant to a draw under a Credit Facility, there shall be credited against the unpaid principal of or interest on the Notes, as the case may be, an amount equal to the principal of or interest on the Bonds so paid. If the principal of and interest on and other amounts payable under the Bonds shall have been paid sufficiently that Payment of the Bonds shall have occurred, then the Notes, IPSO FACTO, shall be deemed to have been paid in full, the Borrower's obligations thereon shall be discharged (with the exception of the obligation of the Borrower to make certain payments which may subsequently arise as a result of a Determination of Taxability and the Borrower's obligations under Sections 7.4, 7.6, 7.7 and 11.14 hereof which shall survive, notwithstanding Payment of the Bonds), and the Notes shall be canceled and surrendered to the Borrower.

         Section 5.5. LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT. As a further condition to the Issuer's making the loan hereunder, the Borrower shall:

         (a) cause the Letter of Credit to be issued and delivered to the Credit Facility Trustee as security for the Bonds. Until the earlier to occur of the Conversion Date or payment of the Notes and the Bonds in full, the Borrower shall cause a Credit Facility meeting the requirements of Section 603 of the Indenture to be maintained with the Credit Facility Trustee; and

         (b) enter into the Reimbursement Agreement in form and substance satisfactory to the Bank and execute and deliver the other Letter of Credit Documents required by the Bank.

                                   ARTICLE VI

                                GENERAL COVENANTS

         Section 6.1. MAINTENANCE AND MODIFICATION OF THE PROJECT BY BORROWER. The Borrower agrees that, until Payment of the Bonds shall be made, it will at its own expense, (i) keep the Project Site or cause the Project Site to be kept in as reasonably safe condition as its operations shall permit, (ii) make or cause to be made from time to time all necessary repairs thereto and renewals and replacements thereof and otherwise keep the Project in good repair and in good operating condition and (iii) not permit or suffer others to commit a nuisance on or about the Project Site. The Borrower shall pay or cause to be paid all costs and expenses of operation and maintenance of the Project.

         The Borrower may, at its own expense, make from time to time any additions, modifications or improvements to the Project that it may deem desirable for its business purposes and that do not materially impair the effective use, or decrease the value, of the Project.

         Section 6.2. TAXES AND UTILITY CHARGES.

         (a) The Borrower shall pay as the same respectively become due, all taxes, assessments, impact fees, levies, claims and charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project (including, without limiting the generality of the foregoing, any tax upon or with respect to the income or profits of the Borrower from the Project and that, if not paid, would become a charge on the payments to be made under this Loan Agreement or the Notes prior to or on a parity with the charge thereof created by the Indenture and including ad valorem, sales and excise taxes, assessments, impact fees and charges upon the Borrower's interest in the Project), all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments, impact fees and charges lawfully made by any governmental body for public improvements that may be secured by lien on any portion of the Project.

         (b) The Borrower may, at its expense, contest in good faith any such levy, tax, assessment, impact fees, claim or other charge, but the Borrower may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom only if the Borrower shall notify the Issuer, the Trustee and the Credit Facility Trustee that in the opinion of Counsel, by non-payment of any such items, the rights of the Trustee and the Credit Facility Trustee with respect to this Loan Agreement and the Notes created by the assignment under the Indenture, as to the rights assigned under this Loan Agreement, or any part of the payments to be made under this Loan Agreement or the Notes, will not be materially endangered nor will the Project or any part thereof be subject to loss or forfeiture. If the Borrower is unable to deliver such an opinion of Counsel, the Borrower shall promptly pay or bond and cause to be satisfied or discharged all such unpaid items or furnish, at the expense of the Borrower, indemnity satisfactory to the Trustee and the Credit Facility Trustee; but provided further, that any tax assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same. The Issuer (unless such contest is against the Issuer), the Trustee and the Credit Facility Trustee, at the expense of the Borrower, will cooperate fully in any such permitted contest. If the Borrower shall fail to pay any of the foregoing items, the Issuer (unless such contest is against the Issuer) or the Trustee may (but shall be under no obligation to) pay the same and any amounts so advanced therefor by the Issuer or the Trustee shall become an additional obligation of the Borrower to the one making the advancement, which amounts, together with interest thereon at the Overdue Rate, or the maximum contract rate permitted by law, whichever is lower, from the date of payment, the Borrower agrees to pay on demand therefor.

         (c) The Borrower shall furnish the Issuer, the Credit Facility Issuer, the Trustee and the Credit Facility Trustee, upon request, with proof of payment of any taxes, governmental charges, utility charges, insurance premiums or other charges required to be paid by the Borrower under this Loan Agreement.

         Section 6.3. INSURANCE. Until Payment of the Bonds shall be made, the Borrower will keep the Project and the Project Site continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar manufacturing operations (other than business interruption insurance) including, without limiting the generality of the foregoing:

         (a) casualty insurance on the Project in an amount not less than the full insurable value of all property located at, and all improvements to, the Project Site, against loss or damage by fire and lightning and other hazards ordinarily included under uniform broad form extended coverage policies, limited only as may be provided in the uniform broad form of extended coverage endorsement. at the time in use in the State;

         (b) general comprehensive liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Project Site (such coverage to include provisions waiving subrogation against the Issuer and the Trustee) in amounts not less than $1,000,000 with respect to bodily injury to any one person, $1,000,000 with respect to bodily injury to two or more persons in any one accident and $1,000,000, with respect to property damage resulting from any one occurrence;

         (c) liability insurance with respect to the Project Site under the workers' compensation laws of the State; provided, however, that the insurance so required may be provided by blanket policies now or hereafter maintained by the Borrower; and

         (d) if at any time any portion of the Project Site is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood and mud slide hazards, a policy of flood insurance covering improvements located on such portion of the Project Site with amounts and coverage satisfactory to the Trustee.

         Section 6.4. GENERAL REQUIREMENTS APPLICABLE TO INSURANCE.

         (a) Each insurance policy obtained in satisfaction of the requirements of Section 6.3 hereof:

              (i) shall be by such insurer (or insurers) as shall be financially responsible, qualified to do business in the State and of recognized standing;

              (ii) shall be in such form and have such provisions (including, without limitation, the lenders long-form loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are acceptable in all respects to the Trustee;

              (iii) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Issuer, the Credit Facility Issuer and the Trustee;

              (iv) shall provide that losses thereunder shall be adjusted with the insurer by the Borrower at its expense on behalf of the insured parties and the decision of the Borrower as to any adjustment shall be final and conclusive; and

              (v) without limiting the generality of the foregoing, all insurance policies carried on the Project shall name the Borrower, the Issuer and the Trustee as parties insured thereunder as the respective interests of each may appear, and any loss thereunder shall be made payable and shall be applied as provided in Section 6.8 hereof.

         (b) Prior to expiration of any such policy, the Borrower shall furnish the Trustee with evidence satisfactory to the Trustee that the policy or certificate has been renewed or replaced in compliance with this Loan Agreement or is no longer required by this Loan Agreement.

         Section 6.5. ADVANCES BY THE ISSUER OR THE TRUSTEE. In the event the Borrower shall fail to maintain, or cause to be maintained, the full insurance coverage required by this Loan Agreement or shall fail to keep or cause to be kept the Project in good repair and good operating condition, the Issuer or the Trustee may (but shall be under no obligation to), after 10 days' written notice to the Borrower, contract for the required policies of insurance and pay the premiums on the same and make any required repairs, renewals and replacements, and the Borrower agrees to reimburse the Issuer and the Trustee to the extent of the amounts so advanced by them or any of them with interest thereon at the Overdue Rate or the maximum rate permitted by law, whichever is lower, from the date of advance to the date of reimbursement. Any amounts so advanced by the Issuer or the Trustee shall become an additional obligation of the Borrower, shall be payable on demand, and shall be deemed a part of the obligation of the Borrower evidenced by the Notes.

         Section 6.6. BORROWER TO MAKE UP DEFICIENCY IN INSURANCE COVERAGE. The Borrower agrees that to the extent that it shall not carry insurance required by
Section 6.3 hereof, it shall pay promptly to the Trustee for application in accordance with the provisions of Section 6.8 hereof, such amount as would have been received as Net Proceeds by the Trustee under the provisions of Section 6.8 hereof had such insurance been carried to the extent required.

         Section 6.7. EMINENT DOMAIN. Unless the Borrower shall have prepaid the Notes pursuant to the provisions of Article X hereof, in the event that title to, or temporary use of, the Project Site or any part thereof shall be taken by Eminent Domain, the Borrower shall be obligated to continue to make the payments required to be made pursuant to the Notes and the Net Proceeds received as a result of such Eminent Domain shall be applied as provided in Section 6.8(b) hereof.

         Section 6.8. APPLICATION OF NET PROCEEDS OF INSURANCE AND EMINENT
DOMAIN.

         (a) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 6.3(b) and 6.3(c) hereof shall be applied by the Borrower toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

         (b) The Net Proceeds of the insurance carried with respect to the Project pursuant to the provisions of Sections 6.3(a) and 6.3(d) hereof (excluding the Net Proceeds of any business interruption insurance, which shall be paid to the Borrower), and the Net Proceeds resulting from Eminent Domain shall be paid to the Trustee and applied as follows:

              (i) If the amount of the Net Proceeds does not exceed $50,000, the Net Proceeds shall be paid to the Borrower and shall be applied to the repair, replacement, renewal or improvement of the Project as necessary.

              (ii) If the amount of the Net Proceeds exceeds $50,000, the Net Proceeds shall be paid to and held by the Trustee as a special trust fund and invested in accordance with Section 602 of the Indenture pending receipt of written instructions from the Borrower. At the option of the Borrower, to be exercised within the period of 90 days from the receipt by the Trustee of such Net Proceeds, the Borrower shall advise the Trustee that (A) the Borrower will use the Net Proceeds for the repair, replacement, renewal or improvement of the Project (such funds to be delivered by the Trustee to the Borrower), or
         (B) the Net Proceeds shall be applied to the prepayment of the Bonds as provided in Article X hereof. If the Borrower does not advise the Trustee within said period of 90 days that it elects to proceed under clause (A) to use such Net Proceeds for the repair, replacement, renewal or improvement of the Project, such Net Proceeds shall be applied to the prepayment of the Bonds pursuant to Article X hereof. Any prepayment pursuant to the preceding sentence shall be effected on the next interest payment date not less than 30 days after the earlier of notice of the Borrower's election to prepay the Bonds or expiration of said period of 90 days without an election by the Borrower.

         The Borrower agrees that if it shall elect to use the moneys paid to the Trustee pursuant to subsection (b)(ii) of this Section 6.8 for the repair, replacement, renewal or improvement of the Project, it will restore the Project, or cause the same to be done, to a condition substantially equivalent to its condition prior to the occurrence of the event to which the Net Proceeds were attributable. To the extent that the Net Proceeds are not sufficient to restore or replace the Project, the Borrower shall use its own funds to restore or replace the Project. Prior to the commencement of such work, the Trustee may require the Borrower to furnish a completion bond, escrow deposit, or other satisfactory evidence of the Borrower's ability to pay or provide for the payment of any estimated costs in excess of the amount of the Net Proceeds. Any balance remaining after any such application of such Net Proceeds shall be paid to the Borrower. The Borrower shall be entitled to the Net Proceeds of any insurance or resulting from Eminent Domain relating to property of the Borrower not included in the Project Site and not providing security for the Notes or this Loan Agreement.

         Section 6.9. PARTIES TO GIVE NOTICE. In case of any material damage to or destruction of all or any part of the Project, the Borrower shall give prompt notice thereof to the Issuer, the Credit Facility Issuer and the Trustee. In case of a taking or proposed taking of all or any part of the Project Site or any right therein by Eminent Domain, the Borrower shall give prompt notice thereof to the Issuer, the Credit Facility Issuer and the Trustee. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations.

                                   ARTICLE VII

                                SPECIAL COVENANTS

         Section 7.1. ACCESS TO THE PROJECT AND INSPECTION. The Credit Facility Issuer, the Trustee, the Credit Facility Trustee and the Issuer shall have the right, at all reasonable times upon the furnishing of reasonable notice to the Borrower under the circumstances, to enter upon the Project Site and to examine and inspect the Equipment. The Trustee, the Credit Facility Trustee, the Credit Facility Issuer, the Issuer and their duly authorized agents shall also have such right of access to the Project as may be reasonably necessary to cause to be completed the construction, acquisition and installation of the Project, and thereafter for its proper maintenance, in the event of failure by the Borrower to perform its obligations relating to maintenance under this Loan Agreement. The Borrower hereby covenants to execute, acknowledge and deliver all such further documents, and do all such other acts and things as may be necessary to grant to the Issuer Representative, the Credit Facility Trustee and the Trustee such right of entry. The Issuer Representative, the Credit Facility Trustee, the Trustee and the Credit Facility Issuer shall also be permitted, at all reasonable times, to examine the books and records of the Borrower with respect to the Project and the obligations of the

Borrower hereunder, but none of them shall be entitled to access to trade secrets or other proprietary information (other than financial information) of the Borrower. Notwithstanding the foregoing, the Issuer shall have no affirmative duty to make such inspections.

         Section 7.2. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. Subject to the provisions of the Indenture, the Issuer and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements and amendments hereto and such further instruments as may reasonably be required for carrying out the intention or facilitating the performance of this Loan Agreement. All such supplements, amendments and further instruments shall require the approval of the Credit Facility Issuer.

         Section 7.3. RECORDING AND FILING; OTHER INSTRUMENTS.

         (a) The Borrower covenants that it will, at its expense, cause Counsel in the State to take all steps are as reasonably necessary to render an opinion, and to render an opinion to the Issuer and the Trustee not earlier than 60 nor later than 30 days prior to each anniversary date occurring at five-year intervals after the issuance of the Bonds, to the effect that all financing statements, continuation statements, notices and other instruments required by applicable law have been recorded or filed or re-recorded or re-filed in such manner and in such places required by law in order fully to preserve and protect the rights of the Trustee and the Credit Facility Trustee in the granting by the Issuer of certain rights of the Issuer, pursuant to the Indenture, under this Loan Agreement and the Notes.

         (b) The Borrower and the Issuer or the Trustee and Credit Facility Trustee on behalf of the Issuer shall execute and deliver all instruments and shall furnish all information and evidence deemed necessary or advisable by such Counsel to enable him to render the opinion referred to in subsection (a) of this Section. The Borrower shall file and re-file and record and re-record or cause to be filed and re-filed and recorded and re-recorded all instruments required to be filed and re-filed and recorded or re-recorded pursuant to the opinion of such Counsel and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be outstanding, except as otherwise required by this Loan Agreement.

         Section 7.4. NON-ARBITRAGE COVENANTS: NOTICE OF EVENT OF TAXABILITY.

         (a) Neither the Borrower nor the Issuer shall take any action, and the Borrower covenants that it will not approve the Trustee's taking any action or making any investment or use of the proceeds of the Series A Bonds or the Series C Bonds, when and if issued,, which would cause any of such Bonds to be an "arbitrage bond" within the meaning of Section 148 of the Code.

         (b) The Borrower's obligation to make any payments of rebate amounts required by this Loan Agreement and the Indenture and to prepare and furnish to the Issuer and the Trustee the statements and forms described herein and therein shall survive Payment of the Series A Bonds or the Series C Bonds, when and if issued, notwithstanding any provision of this Loan Agreement to the contrary.

         (c) The Borrower shall give immediate telephonic notice, promptly confirmed in writing, to the Issuer and the Trustee of any Event of Taxability whether the Borrower is on Notice of such Event of Taxability by its own filing of any statement, tax schedule, return or document with the Internal Revenue Service which discloses that an Event of Taxability shall have occurred, by its receipt of any oral or written advice from the Internal Revenue Service that an Event of Taxability shall have occurred, or otherwise.

         Section 7.5. ADMINISTRATIVE EXPENSES. The Borrower shall pay to or for the account of the Issuer within 30 days after notice thereof all reasonable costs and expenses incurred by the Issuer in connection with the financing and administration of the Project, including, without limitation, any fees associated with the calculation of rebate if the Borrower fails to provide such calculation, except such as may be paid out of the proceeds of the Bonds, including, without limitation, the costs of administering this Loan Agreement and the fees and expenses of attorneys, consultants and others.

         Section 7.6. INDEMNITY AGAINST CLAIMS. The Borrower will pay and discharge and will indemnify and hold harmless the Issuer, the Trustee and the Credit Facility Trustee from (a) any lien or charge upon amounts payable hereunder by the Borrower to the Issuer (other than the lien of the Indenture), and (b) any taxes, assessments, impositions and other charges in respect of the Project Site or the Equipment. If any claim of any such lien or charge upon payments, or any such taxes, assessments, impositions or other charges, are sought to be imposed, the Issuer, the Trustee or the Credit Facility Trustee, as the case may be, will give prompt notice to the Borrower, and the Borrower shall have the sole right and duty to assume, and shall assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

         Section 7.7. RELEASE AND INDEMNIFICATION. The Borrower hereby releases the Issuer and its officers and employees from, and covenants and agrees to indemnify, hold harmless and defend the Issuer, the Trustee, and their respective officers, members, directors, officials, agents and employees and each of them (each an "indemnified party") from and against (a) any and all claims, joint or several, by or on behalf of any person arising from any cause whatsoever in connection with transactions contemplated hereby or otherwise in connection with the Project, the Bonds or the execution or amendment of any document relating thereto; (b) any and all claims, joint or several, arising from any cause whatsoever in connection with the financing of the Project or the making of the loan; (c) any and all claims, joint or several, arising from any act or omission of the Borrower or any of its agents, servants, employees or licensees, in connection with the such loan or the Project; (d) all reasonable costs, counsel fees, expenses or liabilities incurred in connection with any such claim, or proceeding brought thereon; (e) any and all claims arising in connection with the issuance and sale, resale or marketing of any Bonds or any certifications or representations made by any person other than the Issuer or the Party seeking indemnification in connection therewith and the carrying out by the Borrower of any of the transactions contemplated by the Bond Documents; (f) any and all claims arising in connection with the operation of the Project, or the conditions thereof, environmental or otherwise, occupancy, use, possession, conduct or management or work done in or about, or from the planning, design, acquisition, installation or construction of, the Project or any part thereof; and (g) any and all losses, claims, damages, liabilities or expenses, joint or several, arising out of or connected with the Trustee's acceptance or administration of the trusts created by the Indenture and the exercise of its powers or duties thereunder or under the other Bond Documents or any other agreements in connection therewith to which it is a party; except (i) in the case of the foregoing indemnification of the Trustee or any of its officers, members, directors, officials and employees, to the extent such damages are caused by the negligence or willful misconduct of such person, or
(ii) in the case of the foregoing indemnification of the Issuer or any of its officers, members, directors, officials and employees, to the extent such damages are caused by the willful misconduct of such person. In the event that any action or proceeding is brought against any indemnified party with respect to which indemnify may be sought hereunder, the Borrower, upon written notice from the indemnified party, shall assume the investigation and defense thereof, including the employment of counsel selected by the Borrower, subject to the approval of the indemnified party in such party's sole discretion, and shall assume the payment of all expenses related thereto, with full power to litigate, compromise or settle the same in its sole discretion; PROVIDED that the Issuer and the Trustee shall have the right to review and approve or disapprove any such compromise or settlement. Each indemnified party shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Borrower shall pay the reasonable fees and expenses of such separate counsel; PROVIDED, HOWEVER, that unless such separate counsel is employed with the approval of the Borrower, which approval shall not be unreasonably withheld, the Borrower shall not be required to pay the fees and expenses of such separate counsel.

         Notwithstanding any transfer of the Project to another owner in accordance with the provisions of this Loan Agreement and the Mortgage, the Borrower shall remain obligated to indemnify each indemnified party pursuant to this Section if such subsequent owner fails to indemnify any party entitled to be indemnified hereunder, unless such indemnified party has consented to such transfer and to the assignment of the rights and obligations of the Borrower hereunder.

         Section 7.8. ADDITIONAL INFORMATION. Until Payment of the Bonds shall have occurred, the Borrower shall promptly, from time to time, deliver to the Trustee such information regarding the operations, business affairs and financial condition of the Borrower as the Trustee may reasonably request. The Trustee is hereby authorized to deliver a copy of any such financial information delivered hereunder, or otherwise obtained by the Trustee, to the Credit Facility Trustee, to any Bondholder or prospective Bondholder, to any regulatory authority having jurisdiction over the Trustee and to any other Person as may be required by law. The Issuer (to the extent it has access to such information) and the Trustee are authorized to provide information concerning the outstanding principal amount and payment history of, and other information pertaining to, the Bonds or the Notes to any agency or regulatory authority of the State requesting such information.

         Section 7.9. CORPORATE EXISTENCE, SALE OF ASSETS, CONSOLIDATION OR MERGER. Unless the Trustee and the Credit Facility Trustee consent in writing (which consent shall not be unreasonably withheld or delayed), the Borrower will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not enter into any transaction of merger or consolidation; provided that, if a Reimbursement Agreement is in effect, the Borrower may take such action if it is permitted by the terms of the Reimbursement Agreement. If the Reimbursement Agreement permits such action, the Borrower shall promptly notify the Trustee and the Credit Facility Trustee thereof.

         Section 7.10. DEFAULT CERTIFICATES. The Borrower shall deliver to the Trustee and the Credit Facility Trustee, annually, within 60 days after the close of each fiscal year, a certificate that no Event of Default hereunder or under the Notes, the Indenture, or the Reimbursement Agreement, or an event which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both has occurred and is continuing, or if such an event has occurred or is continuing, a certificate of the Borrower specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

         Section 7.11. NOTIFICATION TO TRUSTEE AND CREDIT FACILITY TRUSTEE. The Borrower shall notify the Trustee and the Credit Facility Trustee in writing promptly, but in any event within five Business Days, of the occurrence of any of the following, with respect to the Borrower:

              (i) any levy of an attachment, execution or other process against its assets, which materially adversely affects the financial condition or operation of the Borrower;

              (ii) any change in any existing agreement or contract which materially adversely affects its business or affairs, financial or otherwise; and

              (iii) any change in the ownership or control of the Borrower.

         Section 7.12. SECONDARY MARKET DISCLOSURE. On and after the Conversion Date for as long as the Borrower is obligated under this Loan Agreement, the Borrower covenants to comply with the continuing disclosure requirements with respect to the Bonds and the Project and its operations as may be required from time to time under Rule 15c2-12 of the Securities and Exchange Commission. The Borrower agrees that if it should violate the covenant set forth in this Section 7.12, the Issuer or the Trustee shall be entitled to bring an action for specific performance; provided however noncompliance by the Borrower under this
Section 7.12 shall not be an Event of Default hereunder or under the Indenture.

         Section 7.13. OBSERVE LAWS. The Borrower shall observe all applicable laws, regulations and other valid requirements of any regulatory authority with respect to its operations at the Project Site.

                                  ARTICLE VIII

                         ASSIGNMENT, LEASING AND SELLING

         Section 8.1. ASSIGNMENT OF LOAN AGREEMENT OR LEASE OR SALE OF PROJECT BY THE BORROWER. Except with the prior written consent of the Issuer, the Credit Facility Issuer, the Trustee and the Credit Facility Trustee, the rights of the Borrower under this Loan Agreement may not be assigned, and the Project may not be leased or sold as a whole or in part.

         Section 8.2. RESTRICTIONS ON TRANSFER OF ISSUER'S RIGHTS. Except for the assignment made pursuant to the Indenture of certain of its rights under this Loan Agreement and its pledge of the Notes, endorsed without recourse to the order of the Trustee, to the Trustee as security pursuant to the Indenture, the Issuer will not, during the term of this Loan Agreement, sell, assign, transfer or convey any of its interests in this Loan Agreement or the Notes. The Borrower hereby assents to such assignment and pledge of the Issuer's rights under this Loan Agreement and the pledge of the Notes to the Trustee.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

         Section 9.1. EVENTS OF DEFAULT DEFINED. The term "Event of Default" shall mean any one or more of the following events:

         (a) The failure by the Borrower to pay when due any payment of principal or interest on or other amount payable under the Notes or this Loan Agreement.

         (b) The failure of the Issuer to pay when due any payment of principal of or interest on or other amount payable under the Bonds.

         (c) The failure of the Borrower to perform any of its obligations under Sections 7.4, 7.9 or 7.11 hereof.

         (d) The occurrence of an "Event of Default" or "event of default" under any of the other Bond Documents or the Letter of Credit Documents provided the Borrower has had the opportunity to cure any such default if the other Bond Documents or Letter of Credit Documents, as the case may be, so provide.

         (e) Any representation or warranty of the Borrower contained in Section
2.2 hereof, or in any document, instrument or certificate delivered pursuant hereto or to the Indenture or in connection with the issuance and sale of the Bonds, including but not limited to the Tax Certificate, shall be false, misleading or incomplete in any material respect on the date as of which made.

         (f) Failure by the Borrower to observe and perform any covenant, condition or agreement on the part of the Borrower under the Notes or this Loan Agreement, other than as referred to in the preceding paragraphs of this Section 9.1, and other than a breach of the covenant set forth in Section 7.12 hereof, for a period of 90 days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Issuer or the Trustee.

         (g) The commencement against the Borrower of an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or State bankruptcy, insolvency or other similar law, or of any action or proceeding for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs and the continuance of any such case, action, or proceeding unstayed and in effect for a period of 90 consecutive days.

         (h) The commencement by the Borrower of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or State bankruptcy, insolvency or other similar law, or the consent by it to, or its acquiescence in the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by it of or the consent by it to any assignment for the benefit of creditors, or the taking of any action by the Borrower in furtherance of any of the foregoing.

         (i) Failure by the Borrower to pay, when due or within any applicable grace period, any amount owing on account of indebtedness for money borrowed or for deferred purchases of property, or the failure by the Borrower to observe or perform any covenant or undertaking on its part to be observed or performed in any agreement evidencing, securing or relating to such indebtedness, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee for such holder or holders) to cause such obligation to become due prior to its stated maturity and the acceleration of such obligation would have a material and adverse effect on the business or financial condition of the Borrower and its subsidiaries as a whole.

         (j) Unless bonded or covered by insurance to the satisfaction of the Bank, the entry of a judgment or decree against the Borrower in an amount in excess of $100,000 which remains undischarged and unstayed for a period of 30 consecutive days.

         Section 9.2. REMEDIES ON DEFAULT. If Payment of the Bonds shall not have been made, whenever any Event of Default referred to in Section 9.1 hereof shall have happened and shall not have been waived:

         (a) The Issuer, or the Trustee on behalf of the Issuer, may by written notice declare all installments of principal repayable pursuant to the Notes for the remainder of the term thereof to be immediately due and payable, whereupon the same, together with accrued interest thereon as provided for in the Notes, shall become immediately due and payable without presentment, demand, protest or any other notice whatsoever, all of which are hereby expressly waived by the Borrower; provided, however, all such amounts shall automatically be and become immediately due and payable without notice upon the occurrence of any event described in Section 9.1(g) or 9.1(h) hereof, which notice the Borrower hereby expressly waives.

         (b) The Issuer, or the Trustee on behalf of the Issuer, may take whatever other action at law or in equity may appear necessary or desirable to collect the amounts payable pursuant to the Notes and this Loan Agreement, then due and thereafter to become due, or to enforce the performance and observance of any obligation, agreement or covenant of the Borrower under this Loan Agreement or under any of the other Bond Documents.

         In the enforcement of the remedies provided in this Section 9.2, the Issuer may treat all reasonable expenses of enforcement, including, without limitation, legal, accounting and advertising fees and expenses, as additional amounts payable by the Borrower then due and owing and the Borrower agrees to pay such additional amounts upon demand, the amount of such legal fees to be without regard to any statutory presumption.

         Section 9.3. APPLICATION OF AMOUNTS REALIZED IN ENFORCEMENT OF REMEDIES. Any amounts collected pursuant to action taken under Section 9.2 hereof shall be paid to the Trustee and applied pursuant to the provision of
Section 911 of the Indenture.

         Section 9.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Issuer or the Trustee on behalf of the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

         Section 9.5. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In any Event of Default, if the Issuer, the Trustee, the Credit Facility Trustee, the Credit Facility Issuer or any

Bondholder employs attorneys or incurs other expenses for the collection of amounts payable hereunder or for the enforcement of the performance or observance of any covenants or agreements on the part of the Borrower contained herein or in the Indenture (in the case of the Issuer, the Trustee, the Credit Facility Trustee or the Credit Facility Issuer) or contained in the Indenture (on the part of any Bondholder), the Borrower agrees that it will on demand therefor pay to the Issuer, the Trustee, the Credit Facility Trustee, the Credit Facility Issuer or such Bondholder the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer, the Trustee, the Credit Facility Trustee, the Credit Facility Issuer or such Bondholder, the amount of such fees of attorneys to be without regard to any statutory presumption.

         Section 9.6. CORRELATIVE WAIVERS. If an event of default under Section 901 of the Indenture shall be cured or waived and any remedial action by the Trustee or the Credit Facility Trustee rescinded, any correlative default under this Loan Agreement shall be deemed to have been cured or waived.

                                    ARTICLE X

                                   PREPAYMENTS

         Section 10.1. OPTIONAL PREPAYMENTS.

         (a) The Borrower is hereby granted, and shall have, the option to prepay the unpaid principal of the Notes of either or both series, at the Borrower's discretion, in whole or in part in accordance with and as set forth in Section 701 of the Indenture with respect to the prepayment of the Bonds; provided, all prepayments shall be made in immediately available funds or by a corresponding draw under the Credit Facility and with accrued interest to the date of prepayment and that any prepayment of any of the Notes in part shall be applied to unpaid installments of principal of the related series of Bonds in inverse order of maturity. Any prepayment pursuant to this subsection (a) shall be made by the Borrower taking, or causing the Issuer to take, the actions required (i) for Payment of the Bonds, in the case of prepayment of the Notes in whole, or (ii) to effect prepayment of less than all of the Bonds according to their respective terms in the case of a partial prepayment of the related Notes.

         (b) In the event of damage, destruction, or condemnation of the Project or any part thereof, the Borrower may, at its option, pursuant to Section 6.8 hereof and without penalty or premium, prepay the Notes in whole or in part and, if in part, the Borrower shall instruct the Trustee in writing which Notes are to be prepaid; provided that any such prepayment shall be made in immediately available funds with accrued interest to the date of whole or partial prepayment. Any prepayment pursuant to this subsection (b) shall be made by the Borrower taking, or causing the Issuer to take, the actions required for the full or partial prepayment of the Bonds as provided for in subsection (a) hereof.

         (c) To exercise the option granted in subsection (a) or (b) of this
Section 10.1, the Borrower shall give written notice to the Issuer and the Trustee which shall specify therein (i) the date of the intended prepayment of the Notes, which shall not be less than 30 nor more than 60 days from the date the notice is mailed and (ii) the principal amount of the Notes to be prepaid. When given such notice shall be irrevocable by the Borrower.

         Section 10.2. MANDATORY PREPAYMENTS.

         (a) Unless the provisions of Section 215 of the Indenture are applicable, in the event of a Determination of Taxability, the Borrower shall, on a date selected by the Borrower not more than 180 days following the date of written notice to the Trustee of a Determination of Taxability, prepay the entire unpaid principal balance of the Series A Note and, if applicable, the Series C Note, in full, plus accrued interest to such date. Immediately upon the occurrence of a Determination of Taxability, the Borrower shall notify the Issuer, the Trustee and the Credit Facility Trustee of the date selected for payment pursuant to this Section 10.2.

         (b) Prior to the Conversion Date, in the event any Credit Facility is not renewed and an Alternate Credit Facility has not been provided in accordance with Section 603 of the Indenture, the Borrower shall on or before the Interest Payment Date occurring closest but not less than 15 days prior to the expiration date of the then current Credit Facility, prepay the entire unpaid principal balance of the Notes in full. The Borrower shall promptly notify the Issuer, the Trustee and the Credit Facility Trustee of the date selected for such payment.

         Section 10.3. OTHER MANDATORY PREPAYMENTS. The amounts required to be applied to the prepayment of the Notes by Sections 4.4, 5.3 and 6.8 hereof shall be applied by the Borrower to prepay, together with accrued interest, all or a portion of the unpaid principal of the respective series of Bonds. Such prepayment shall be made by the Borrower taking, or causing the Issuer or the Trustee to take, the actions required (i) for payment of the Bonds, whether by redemption prior to the maturity or by payment at maturity, or (ii) to effect the purchase, redemption or payment at maturity of less than all of the installments of principal on the Bonds in inverse order of their maturities.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1. REFERENCES TO THE BONDS INEFFECTIVE AFTER BONDS PAID. Upon payment of any series of Bonds in whole, all references in this Loan Agreement to such series of Bonds and related Note shall be ineffective and the Issuer, the Trustee and any holder of such Bonds shall not thereafter have any rights hereunder, excepting reporting and payment of rebate amounts under the Tax Certificate and amounts due and owing under Section 7.7 hereof, if applicable.

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         Section 11.2. NO IMPLIED WAIVER. In the event any agreement contained in the Notes or this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach thereunder or hereunder. Neither any failure nor any delay on the part of the Trustee to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

         Section 11.3. ISSUER REPRESENTATIVE. Whenever under the provisions of this Loan Agreement the approval of the Issuer is required or the Issuer is required to take some action at the request of the Borrower, such approval shall be made or such action shall be taken by the Issuer Representative; and the Borrower, the Trustee, the Credit Facility Trustee and the Bondholders shall be authorized to rely on any such approval or action.

         Section 11.4. BORROWER REPRESENTATIVE. Whenever under the provisions of this Loan Agreement the approval of the Borrower is required or the Borrower is required to take some action at the request of the Issuer, such approval shall be made or such action shall be taken by the Borrower Representative; and the Issuer, the Trustee, the Credit Facility Trustee and the Bondholders shall be authorized to act on any such approval or action.

         Section 11.5. NOTICES. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered by hand delivery or mailed by first class, postage prepaid, registered or certified mail, addressed as follows:

         If to the Issuer:          1115 Manatee Avenue West
                                    Bradenton, Florida  34205
                                    Attention: R.B. Shore, Clerk of the Circuit
                                    Court

         If to the Borrower:        Trilectron Industries, Inc.
                                    12297 U.S. Highway 41 North
                                    Palmetto, Florida  34220-2109
                                    Attention:  Treasurer

         with a copy to:            Heico Corporation
                                    3000 Taft Street
                                    Hollywood, Florida  38021-4499
                                    Attention: Treasurer

         If to the Trustee:         First Union National Bank of Florida
                                    200 South Biscayne Boulevard
                                    14th Floor (FL 6065)
                                    Miami, Florida  33131
                                    Attention: Corporate Trust Department


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

         If to the Credit           Branch Banking and Trust Company
         Facility Trustee:          223 West Nash Street
                                    Wilson, North Carolina 27894-1847
                                    Attention: Corporate Trust Department


         If to the Bank:            First Union National Bank of Florida
                                    First Union Financial Center
                                    200 South Biscayne Boulevard
                                    15th Floor
                                    Miami, FL 33131
                                    Attention:  William Davies

         The Issuer, the Borrower or the Trustee may, by notice given hereunder, designate from time to time any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 11.6. IF PAYMENT OR PERFORMANCE DATE IS OTHER THAN A BUSINESS DAY. If the specified or last date for the making of any payment, the performance of any act or the exercising of any right, as provided in this Loan Agreement, shall be a day other than a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day with the same effect as if made, performed or exercised on the specified date; provided that interest shall accrue during any such period during which payment shall not occur.

         Section 11.7. BINDING EFFECT. This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns.

         Section 11.8. SEVERABILITY. In the event any provision of this Loan Agreement or the Notes shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof.

         Section 11.9. AMENDMENTS, CHANGES AND MODIFICATIONS. Subsequent to the issuance of the Bonds and prior to Payment of the Bonds, this Loan Agreement and the other Bond Documents may not be effectively amended, changed, modified, altered or terminated except in accordance with the Indenture.

         Section 11.10. EXECUTION IN COUNTERPARTS. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, and no one counterpart of which need be executed by all parties, except that, to the extent that this Loan Agreement shall constitute personal property under the Uniform Commercial Code of State, no security interest in this Loan Agreement may be created or perfected through the transfer or possession of any counterpart of this Loan Agreement other

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

than the original counterpart, which shall be the counterpart containing the receipt therefor executed by the Trustee following the signatures to this Loan Agreement.

         Section 11.11. APPLICABLE LAW. This Loan Agreement shall be governed by and construed in accordance with the laws of the State.

         Section 11.12. NO CHARGE AGAINST ISSUER CREDIT. No provision hereof shall be construed to impose a charge against the general credit of the Issuer or any personal or pecuniary liability upon any commissioner, official, employee or agent of the Issuer.

         Section 11.13. ISSUER NOT LIABLE. All covenants, stipulations, obligations and agreements of the Issuer contained in this Loan Agreement shall be deemed to be covenants, stipulations, obligations and agreements of the Issuer to the full extent permitted by the Constitution and laws of the State. No covenant, stipulation, obligation or agreement contained herein shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future commissioner, agent or employee of the Issuer or the Governing Board in his or her individual capacity, and neither the Governing Board of the Issuer nor any other officer of the Issuer shall be liable personally under this Loan Agreement or be subject to any personal liability or accountability by reason thereof. No commissioner, officer, agent or employee of the Issuer or the Governing Board shall incur any personal liability in acting or proceeding or in not acting or not proceeding in accordance with the terms of this Loan Agreement. In acting under this Loan Agreement, or in refraining from acting under this Loan Agreement, the Issuer may conclusively rely on the advice of its counsel.

         Section 11.14. EXPENSES. The Borrower agrees to pay all reasonable fees and expenses incurred in connection with the preparation, execution, delivery, modification, waiver, and amendment of this Loan Agreement, the other Bond Documents and related documents, and the reasonable fees and expenses of Bond Counsel, Counsel for the Issuer and, in connection with any amendments, any Counsel, if any, for any Bondholder who owns more than 25% of the aggregate principal amount of the Bonds Outstanding. The Borrower also agrees to pay all expenses incurred by the Trustee or the Issuer in collection of any indebtedness incurred hereunder in the Event of Default by the Borrower, provided that the amount of any legal fees so incurred shall be without regard to any statutory presumption.

         Section 11.15. AMOUNTS REMAINING WITH THE TRUSTEE. Any amounts remaining in the Bond Fund or otherwise in trust with the Trustee under the Indenture or this Loan Agreement shall, after Payment of the Bonds and all Administrative Expenses in accordance with this Loan Agreement, be disbursed by the Trustee in accordance with the provisions of the Indenture or otherwise as may be required by law.

         IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Loan Agreement to be executed in their respective legal names by their duly authorized representatives

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

and their respective seals, if any, to be hereunto affixed, all as of the date of execution set forth below.


                                        MANATEE COUNTY, FLORIDA

ATTEST
By:                                     By:
   ---------------------------------       ------------------------------------
Title:  Clerk of the Board of County    Title:  Chairman of the Board of County
        Commissioners of Manatee                Commissioners of Manatee County,
        County, Florida                         Florida
Date of Execution:  March 27, 1997      Date of Execution: March 27, 1997

(SEAL)
                             (signatures continued)

                                        TRILECTRON INDUSTRIES, INC.


                                        By:
                                           ------------------------------
                                        Title:
                                              ---------------------------
                                        Date of Execution: March 27, 1997

                                     RECEIPT


Receipt of the foregoing original counterpart of the Loan Agreement, dated as of March 27, 1997, between MANATEE COUNTY, FLORIDA and TRILECTRON INDUSTRIES, INC., is hereby acknowledged.


                                        FIRST UNION NATIONAL BANK OF
                                        FLORIDA, as Trustee

                                        By:
                                           --------------------------
                                        Title:
                                              -----------------------

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